                                                            EXHIBIT 12
                                                            ----------

                                                RATIO OF EARNINGS TO FIXED CHARGES
                                                          (In Thousands)


RATIO EARNINGS TO FIXED CHARGES CALCULATION:

                                                      Trump AC and Plaza Associates
                                        ------------------------------------------------------------      (Pro Forma)
                                                                                                          -----------
                                                         Year Ended December 31,                          Year Ended
                                        ------------------------------------------------------------      December 31,
EARNINGS:                                 1991           1992         1993        1994       1995             1995
                                        --------       --------     --------    --------   ---------      -----------
INCOME (LOSS) before income taxes
and extraordinary items                  (32,094)         2,185        5,878      (9,735)     10,783           29,884

PLUS:
FIXED CHARGES                             38,135         40,191       48,198      50,265      45,467          133,632
LESS:
CAPITALIZED INTEREST                           0              0            0           0           0                0
                                        --------       --------     --------    --------   ---------        ---------
            EARNINGS                       6,041         42,376       54,076      40,530      56,250          163,516
                                        --------       --------     --------    --------   ---------        ---------
FIXED CHARGES:
INTEREST EXPENSE                          34,395         31,843       40,435      49,061      44,264          129,360
PLUS:
CAPITALIZED INTEREST                           0              0            0           0           0                0
PREFERRED PARTNERSHIP DIST.                    0          6,894        6,317           0           0            1,554
INTEREST ELEMENT OF RENTAL EXPENSE         3,740          1,454        1,446       1,204       1,203            2,718
                                        --------       --------     --------    --------   ---------        ---------
            FIXED CHARGES                 38,135         40,191       48,198      50,265      45,467          133,632
                                        --------       --------     --------    --------   ---------        ---------
RATIO OF EARNINGS TO FIXED
 CHARGES (DEFICIENCY)                    (32,094)          1.1           1.1      (9,735)        1.2              1.2
                                        ========       ========     ========    ========   =========        =========


                                                            EXHIBIT 12
                                                            ----------

                                                RATIO OF EARNINGS TO FIXED CHARGES
                                                          (In Thousands)


RATIO EARNINGS TO FIXED CHARGES CALCULATION:

                                                               Taj Associates
                                        ------------------------------------------------------------

                                                           Year Ended December 31,
                                        ------------------------------------------------------------
EARNINGS:                                 1991           1992         1993        1994       1995
                                        --------       --------     --------    --------   ---------
INCOME (LOSS) before income taxes
and extraordinary items                  (71,105)       (35,099)     (22,539)    (36,658)    (26,623)

PLUS:
FIXED CHARGES                             86,111        107,521      111,619     119,158     123,504
LESS:
CAPITALIZED INTEREST                           0              0            0           0           0
                                        --------       --------     --------    --------   ---------
            EARNINGS                      15,006         72,422       89,080      82,500      96,881
                                        --------       --------     --------    --------   ---------
FIXED CHARGES:
INTEREST EXPENSE                          84,918        104,049      108,379     115,311     120,435
PLUS:
CAPITALIZED INTEREST                           0              0            0           0           0
PREFERRED PARTNERSHIP DIST.                    0          1,825        1,733       2,171       1,554
INTEREST ELEMENT OF RENTAL EXPENSE         1,193          1,647        1,507       1,676       1,515
                                        --------       --------     --------    --------   ---------
            FIXED CHARGES                 86,111        107,521      111,619     119,158     123,504
                                        --------       --------     --------    --------   ---------
RATIO OF EARNINGS TO FIXED
 CHARGES (DEFICIENCY)                    (71,105)       (35,099)     (22,539)    (36,658)    (26,623)
                                        ========       ========     ========    ========   =========
